                                                                  EXHIBIT 10.13


                            STOCKHOLDERS' AGREEMENT

                            dated as of May 24, 1996

                                     among

                           WYNDHAM HOTEL CORPORATION

                                      and

             The Stockholders Listed on the Signature Pages Hereto

                            STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of May 24, 1996, by and among Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), and each of the Stockholders (as hereinafter defined) listed on the signature pages hereto.


                                   RECITALS:

         A. Pursuant to a Buy-Sell Agreement (the "Buy-Sell Agreement") dated as of May 2, 1994 among Wynopt Investment Partnership Level II, L.P. (formerly known as Ross Investment Partners 2, L.P.), a Delaware limited partnership ("Hampstead"), Wyndham Hotel Company Ltd., a Texas limited partnership ("Wyndham Partnership"), and certain other persons, the parties thereto agreed to impose certain restrictions and obligations with respect to the ownership, retention and disposition of equity interests in Wyndham Partnership, as well as certain corporate governance matters.

         B. As contemplated by the Buy-Sell Agreement, Wyndham, directly or through one or more subsidiaries, has succeeded to substantially all of the assets of Wyndham Partnership, parties to the Buy-Sell Agreement have acquired Shares (as hereinafter defined) in Wyndham and Wyndham has consummated an initial public offering ("IPO") of its Shares.

         C. The Buy-Sell Agreement contained restrictions and obligations that were to apply both before and after the IPO and, for the sake of clarity, the parties desire to set forth fully in this Agreement the restrictions and obligations that are to apply after the IPO and to terminate the Buy-Sell Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                               I.  DEFINITIONS

         1.1. Defined Terms. In addition to the terms defined elsewhere herein, terms used herein which are defined below have the meanings set forth below when used in this Agreement with initial capital letters:

                  Affiliate. With respect to any Person, any other Person controlling, controlled by or under common control with, the first Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

                  Business Day. Any day, excluding Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City or Dallas, Texas are authorized by law or other governmental actions to close.

                  Covered Shares. Shares held by Stockholders that are subject to the provisions of Article II as provided in Section 4.5. If any Stockholder holds Shares that are not Covered Shares ("Uncovered Shares"), Article II will apply on a "last- in-first-out" basis, with the result that such Stockholder may freely Transfer (as hereafter defined) a number of Shares equal to up to the total number of Uncovered Shares held by such Stockholder before the provisions of
         Article II apply to any Transfer of Covered Shares.

                  Crow/Wyndham Stockholder. The stockholders, other than the Hampstead Stockholders, listed on the signature page of this Agreement and the Transferees of such stockholders (except a Hampstead Stockholder) authorized under this Agreement, excluding, however, a Transferee in an Exempt Transfer or Third-Party Sale.

                  Exempt Transfer. Any (i) open-market sales of Shares by a Stockholder not exceeding the volume limitations imposed by Rule 144 under the Securities Act, (ii) sales by a Stockholder in the IPO, including any sales pursuant to the exercise by the underwriters of the over-allotment option and (iii) Transfer of Shares by WEL to the direct or indirect owners of equity interests in WEL, whether in connection with the dissolution of WEL or otherwise.

                  Hampstead's Allocable Percentage. A fraction, expressed as a percentage, (i) the numerator of which is the sum of (a) the number of Covered Shares owned by the Hampstead Stockholders (excluding from such Shares those that were acquired from the Crow/Wyndham Stockholders) multiplied by the Net Option Factor, and (b) the number of Covered Shares that were acquired by the Hampstead Stockholders from the Crow/Wyndham Stockholders and (ii) the denominator of which is the total number of Shares outstanding.

                  Hampstead Principals. Donald J. McNamara, Robert A. Whitman and Daniel A. Decker.

                  Hampstead Stock Percentage. The percentage of the outstanding Shares held by the Hampstead Stockholders immediately following the IPO (but giving effect to any exercise by the IPO underwriters of the over-allotment option).

                  Hampstead Stockholders. Wynopt Investment Partnership, L.P. and Wynopt Investment Partnership Level II, L.P.
         (formerly known as Ross Investment Partners 2, L.P.) and the Transferees of such stockholders (except a Crow/Wyndham
         Stockholder) authorized under this Agreement, excluding, however, a Transferee in an Exempt Transfer or Third-Party
         Sale.

                  Immediate Family. The spouse of an individual and the parents, children and grandchildren of the individual or his or her spouse. An adopted child will be treated as the child of his or her adoptive parent or parents if (but only if) he or she was adopted before he or she reached 21 years of age.

                  Inside Director. A director serving on the Wyndham Board who is employed by Wyndham or who is employed by, or an equity investor in, a Crow/Wyndham Stockholder or a Hampstead Stockholder or any Affiliate (other than Wyndham) of any such Stockholder.

                  Investment Agreement. The Investment Agreement dated as of May 2, 1994 among The Hampstead Group, Inc., Wyndham Hotel Company Ltd. and certain other persons.

                  Investment Program Cutback. Terms used in this definition shall have the meanings assigned to them in the Investment Agreement. An "Investment Program Cutback" shall be deemed to have occurred if
         (i) as of December 31 of any year, Property Management Agreements have been terminated such that the total Management Revenue represented by Subject Hotels that are subject to Property Management Agreements under the Investment Program as of such date is less than $8,520,000 and (ii) as of December 31 of the immediately following year, the total Management Revenue with respect to the Subject Hotels then subject to Property Management Agreements under the Investment Program does not equal or exceed $8,520,000. Termination of Property Management Agreements under the following circumstances shall not reduce Management Revenue for purposes of the foregoing calculation:
         (i) any termination of the Property Management Agreement by the owner of the Subject Hotel by reason of a default on the part of the manager or by reason of a right to terminate based on the performance of the Subject Hotel, (ii) any termination of the Property Management Agreement for The Checkers Hotel in Los Angeles, California, or (iii) any termination by consent of the owner of the Subject Hotel and the manager under the Property Management Agreement. For purpose of the foregoing calculation, Hampstead shall be deemed to have a 100% equity interest in the Hotel Investments covering the Subject Hotels in question.

                  Market Price. The closing sale price of the Shares on the date in question on the principal securities exchange on which the Shares are traded.

                  Net Option Factor.   The quotient yielded by dividing
         37.5% by the Hampstead Stock Percentage.

                  Outside Director. A director serving on the Wyndham Board who is not an Inside Director and who qualifies as an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual.

                  Permitted Transferee. (a) With respect to a Stockholder who is an individual, a member of the Immediate Family of the Stockholder or a trust whose sole beneficiaries are members of the Immediate Family of the Stockholder, (b) with respect to a Stockholder that is a corporation, partnership or other entity (other than a trust), an equity owner of the corporation, partnership or other legal entity,
         (c) with respect to a Stockholder that is a trust, any member of the Immediate Family of the grantor of the trust, and (d) with respect to Trammell Crow, Margaret Crow and their direct descendants, a charitable trust or foundation that meets the requirements of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  Person.  Any individual or a legal entity.

                  Securities Act.  The Securities Act of 1933, as amended.

                  Shares. The common stock, $.01 par value per share, of Wyndham.

                  Stockholder Group. The Crow/Wyndham Stockholders, as a group, or the Hampstead Stockholders, as a group.

                  Stockholders. The Crow/Wyndham Stockholders and the Hampstead Stockholders.

                  WEL. Wyndham Employees Ltd., a Texas limited partnership.

                  Wyndham Board.  The board of directors of Wyndham.

                            II. TRANSFERS OF SHARES

         2.1.     (a)      Restriction on Transfers.  (i) General Rule.  No
Stockholder may effect any direct or indirect sale, transfer, pledge or other disposition, whether directly or in connection with or as a result of any merger, consolidation or other transaction that results in any Person not included within the categories of authorized Transferees specified in Section 2.1(a)(ii) obtaining beneficial ownership of Covered Shares (any such direct or indirect sale, transfer, pledge or other disposition being a "Transfer"), except in connection with an Exempt Sale or otherwise in accordance with this Agreement. Notwithstanding the foregoing, any transfer that might otherwise be deemed to result from the merger or consolidation of Wyndham with or into another entity or any recapitalization of the Shares shall not be deemed to constitute a "Transfer" for purpose of this Agreement.

                  (ii) Permitted Transfers. Any Stockholder may Transfer any Shares (A) to any wholly-owned Affiliate of the Stockholder, (B) to any Person who is a Permitted Transferee, (C) to Trammell or Margaret Crow or any lineal descendant of Trammell and Margaret Crow or any trust of which not less than 75% of the beneficial interests are held by Trammell or Margaret Crow or such lineal descendants or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Trammell or Margaret Crow or such descendants (collectively, the "Crow Interests"), (D) to Wyndham or to any then-existing Crow/Wyndham Stockholder or to any individual employed substantially full time in Wyndham's business as a senior executive officer, (E) as a pledge to secure indebtedness, provided that the pledgee agrees that, upon any foreclosure of the pledge, the pledgee shall immediately comply with the provisions of Section 2.1(e) below with respect to the pledged Shares and (F) to the owners of equity interests in a Stockholder upon a partial or complete liquidation or dissolution of such Stockholder. For purposes of this Agreement, as to any Stockholder which is a legal entity and does not have assets valued, on a cost basis, in excess of $1,000,000, other than Shares, any Transfer of any equity interest in such Stockholder which, in one or a series of Transfers, involves in the aggregate more than a 50% equity interest in such Stockholder will be a "Transfer" unless such Transfer is solely to other existing equity holders of such entity. Each Transfer permitted by this Section 2.1(a)(ii) will also require the execution and delivery of an instrument in form and substance satisfactory to the Wyndham Board pursuant to which the Transferee agrees to be bound by this Agreement.

                  (b) Procedures for Effecting Third-Party Sales. (i) Right of First Offer. Prior to consummating any Transfer of Covered Shares to any Person, other than in connection with an Exempt Transfer or as permitted pursuant to Section 2.1 (a)(ii) (a "Third-Party Sale"), the Stockholder proposing to effect the Third- Party Sale (the "Offering Stockholder") will deliver to each of the other Stockholders and to Wyndham a written Notice (an "Offer Notice") specifying (A) the aggregate amount of cash consideration (the "Offer Price") for which the Offering Stockholder proposes in good faith to sell the Shares to be offered in such Third-Party Sale (the "Offered Shares"), (B) the identity of the purchaser in such Third-Party Sale (if then known), and (C) all other material terms of the proposed Third-Party Sale. The procedures set forth in this Section 2.1(b) shall be subject to the special provisions set forth below in Sections 2.1(c),
(d) and (e) with respect to proposed Third Party Sales in connection with an underwritten public offering, registered public sales pursuant to a shelf registration under the Securities Act and pledge foreclosures.

                  (ii) Rights To Purchase Offered Shares. For purposes of this Agreement, (A) the Hampstead Stockholders (collectively and as they may allocate among themselves as set forth below) will be the "Non-Offering Stockholder" with respect to a proposed Third-Party Sale by any Crow/Wyndham Stockholder (including the Crow Interests), and (B) the Crow/Wyndham Stockholders (collectively and as they may allocate among themselves as set forth below) will be the "Non-Offering Stockholder" with respect to a proposed Third- Party Sale by any Hampstead Stockholder. If a Non-Offering Stockholder delivers to the Offering Stockholder a written Notice (an "Acceptance Notice") within 10 Business Days following delivery of the Offer Notice (such 10 Business Day period being referred to herein as the "ROFO Acceptance Period") stating that such Non- Offering Stockholder is willing to purchase all of the Offered Shares for the Offer Price and on the other terms set forth in the Offer Notice, the Offering Stockholder will sell all (but not less than all) of the Offered Shares to such Non-Offering Stockholder, and such Non-Offering Stockholder will purchase such Offered Shares from the Offering Stockholder, on the proposed terms and subject to the conditions set forth below. In such case, the Hampstead Stockholders, with the Offered Shares allocated based on the number of Offered Shares requested to be purchased by each of the Hampstead Stockholders, will be the "Purchasing Stockholder" with respect to a proposed Third-Party Sale by any Crow/Wyndham Stockholder, and the Crow/Wyndham Stockholders, with the Offered Shares allocated (unless otherwise agreed by the Crow/Wyndham Stockholders requesting to purchase Offered Shares) based on the number of Shares owned by each of the Crow/Wyndham Stockholders who request to purchase Offered Shares (but in no event so as to require any Stockholder to purchase in excess of the number of Offered Shares requested by such Stockholder), will be the "Purchasing Stockholder" with respect to a proposed Third-Party Sale by any Hampstead Stockholder. Notwithstanding the foregoing, Wyndham will have the prior right to elect to purchase Offered Shares proposed to be sold by the Crow Interests by delivery of an Acceptance Notice to the Offering Stockholder and the Non-Offering Stockholder during the ROFO Acceptance Period, but only if the Offered Shares constitute all of the Shares owned by the Crow Interests and only to the extent the Offered Shares, if purchased by the Hampstead Stockholders, would cause the Hampstead Stockholders to own in excess of 40% of the outstanding Shares. Any such purchase of Offered Shares by Wyndham will be on the same terms and conditions as a purchase by a Purchasing Stockholder as provided for herein. No Third-Party Sale may be effected for consideration other than cash.

                  (iii) The ROFO Closing. The consummation of any purchase of the Offered Shares by the Purchasing Stockholder pursuant to this Section 2.1(b) (the "ROFO Closing") will occur no more than 10 Business Days following the delivery of the Acceptance Notice (such 10 Business Day period being referred to herein as the "ROFO Closing Period") at such time and place as may be agreed upon by the Offering Stockholder and the Purchasing Stockholder or, if such parties fail to agree to such time and place, at the principal executive offices of Wyndham at 10:00 a.m. (Central Time) on the tenth Business Day following the expiration of the ROFO Acceptance Period. At the ROFO Closing, (A) the Purchasing Stockholder will deliver to the Offering Stockholder by certified or official bank check or wire transfer to an account designated by the Offering Stockholder an amount in immediately available funds equal to the Offer Price, (B) the Offering Stockholder will deliver one or more certificates evidencing the Offered Shares, together with such other duly executed instruments or documents (executed by the Offering Stockholder) as may be reasonably requested by the Purchasing Stockholder to acquire the Offered Shares free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments and other restrictions of any kind whatsoever (collectively, "Encumbrances"), except for Encumbrances created by this Agreement, federal or state securities laws or the Purchasing Stockholder or as specified in the Offer Notice, and (C) the Offering Stockholder will be deemed to represent and warrant to the Purchasing Stockholder that, upon the ROFO Closing, the Offering Stockholder will convey and the Purchasing Stockholder will acquire the entire record and beneficial ownership of, and good and valid title to, the Offered Shares, free and clear of any and all Encumbrances, except for Encumbrances created by this Agreement, federal and state securities laws or the Purchasing Stockholder or as described in the Offer Notice.

                  (iv) Right To Consummate Third-Party Sale. If no Acceptance Notice relating to the proposed Third-Party Sale is delivered to the Offering Stockholder prior to the expiration of the ROFO Acceptance Period, or an Acceptance Notice is so delivered to the Offering Stockholder but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the Purchasing Stockholder was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the Purchasing Stockholder at the ROFO Closing), the Offering Stockholder may (without affecting its rights, if any, arising out of such failure) consummate the Third- Party Sale, but only (A) during the 60 calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the

Offering Stockholder) or the 60 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Offering Stockholder but the ROFO Closing failed timely to occur), (B) at a price at least equal to 95% of the Offer Price, and
(C) upon other terms not materially less favorable to the Offering Stockholder than those set forth in the Offer Notice.

                  (v) Right to Consummate Third-Party Sale if No Proposed Transferee Identified. The Offering Stockholder may consummate a Third-Party Sale for which no purchaser has been identified at the time of delivery of the Offer Notice that it is otherwise entitled to consummate pursuant to Section 2.1(b)(iv) only (A) during the 90 calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the Offering Stockholder) or the 90 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Offering Stockholder but the ROFO Closing failed timely to occur), (B) at a price at least equal to 95% of the Offer Price, and (C) upon other terms not materially less favorable to the Offering Stockholder than those set forth in the Offer Notice.

                  (c) Special Procedures Applicable to Proposed Underwritten Offerings. The procedures set forth above in Section 2.1(b) will be applicable to proposed Third Party Sales in connection with an underwritten public offering (a "Public Offering") except that (i) the Offer Price shall be a good faith estimate by the Offering Stockholder of the price to the public at which the Offering Stockholder would be willing to sell in the proposed Public Offering (the "Public Offering Estimate") and (ii) if as described in Section 2.1(b)(iv) an Acceptance Notice is not delivered or a sale to the Non-Offering Stockholder does not occur, the Offering Stockholder may consummate the Third-Party Sale in the proposed Public Offering without regard to the price at which such Third-Party Sale is completed, but only if the Public Offering is consummated during the 150 calendar day period immediately following the expiration of the ROFO Acceptance Period. In the event the Non-Offering Stockholder does not deliver an Acceptance Notice during the ROFO Acceptance Period, the Non-Offering Stockholder may nevertheless elect by a Notice (the "Special Allocation Notice") delivered during the ROFO Acceptance Period to the Offering Stockholder and to Wyndham to purchase in the Public Offering a percentage (equal to the greater of the Hampstead Stock Percentage and the percentage permitted by the Public Offering underwriters) (the "Special Allocation Percentage") of the Shares sold in the Public Offering at the price to the public (the "Public Offering Price"). In the event the Non-Offering Stockholder delivers a Special Allocation Notice, (x) the Public Offering may be consummated only if arrangements are made with the underwriters in the Public Offering to make available for purchase by the Non-

Offering Stockholder the Special Allocation Percentage of the Shares to be sold in the Public Offering at the Public Offering Price and (y) subject to the terms of such arrangements, the Non- Offering Stockholder shall be obligated to purchase such Shares at the Public Offering Price even though the Public Offering Price is above the Public Offering Estimate.

                  (d) Special Procedures Applicable to Sales under Shelf Registrations. The procedures set forth above in Section 2.1(b) shall be applicable to proposed open-market Third-Party Sales pursuant to a shelf registration statement under the Securities Act (a "Shelf Registration"), except that (i) the Offer Notice shall set forth a minimum price at which the Offering Stockholder intends to sell the Offered Shares during the 90 calendar day period following the ROFO Acceptance Period (the "Shelf Minimum Price"),
(ii) the number of Offered Shares will represent a good faith estimate by the Offering Stockholder of the Shares the Offering Stockholder intends to sell at prices equal to or greater than the Shelf Minimum Price during the Shelf Period, (iii) the Acceptance Notice will constitute a commitment on the part of the Non-Offering Stockholder to purchase, upon notice by the Offering Stockholder (a "Sale Notice"), all of the Offered Shares that the Offering Stockholder elects to sell during the Shelf Period at the Market Price of the Shares on the date of the Sale Notice, provided such Market Price is within a range specified in the Acceptance Notice by the Non-Offering Stockholder between the Shelf Minimum Price and a price in excess thereof, in which case such Market Price will constitute the Offer Price for purposes of the ROFO Closing and the ROFO Closing Period will commence on the date of the Sale Notice, and (iv) if as described in Section 2.1(b)(iv) an Acceptance Notice is not delivered or a sale to the Non-Offering Stockholder does not occur, the Offering Stockholder may (without affecting its rights, if any, arising out of any failure to close on the part of the Non- Offering Stockholder) consummate one or more public Third-Party Sales pursuant to the Shelf Registration at any price at or above the Shelf Minimum Price at any time during the Shelf Period.

                  (e) Special Procedures Applicable to Pledge Foreclosures. Within 10 Business Days following the foreclosure of a pledge of Shares permitted under Section 2.1(a)(ii)(E), the pledgee shall send an Offer Notice pursuant to Section 2.1 (b)(i) and the procedures set forth in Section 2.1(b) shall apply to such Offer Notice, except that (i) the Non-Offering Stockholder shall be the Crow/Wyndham Stockholders in the case of a pledge by a Hampstead Stockholder and the Hampstead Stockholders shall be the Non-Offering Stockholder in the case of a pledge by a Crow/Wyndham Stockholder and (ii) the Offer Price shall be the Market Price on the Business Day immediately preceding the date of the Offer Notice.

                  (f) Unauthorized Transfers. Any purported Transfer of Shares in violation of this Agreement (an "Unauthorized Transfer") will be null and void. Wyndham will not register, recognize or give effect to any Unauthorized Transfer and the purported Transferee of any Shares pursuant to an Unauthorized Transfer will not thereby acquire any rights in such Shares.

                   III. CERTAIN CORPORATE GOVERNANCE MATTERS

         3.1. Board of Directors. The Stockholders agree that the Wyndham Board will consist of such number of directors as may be fixed from time to time by a majority of the entire Wyndham Board then in office and the number of such directors that shall be Inside Directors and the number that shall be Outside Directors shall be determined in like manner.

         3.2. Right to Nominate Directors. (a) The Hampstead Stockholders will be entitled to nominate a portion of the Wyndham Board. The portion of the Wyndham Board that Hampstead shall be entitled to nominate shall be equal to the nearest whole number obtained by multiplying the Hampstead Allocable Percentage times the number of directors that are to serve on the Wyndham Board, and such number shall be allocated as proportionally as practicable between Inside Directors and Outside Directors based on the total number of Inside Directors and Outside Directors. Each Inside Director nominated by the Hampstead Stockholders shall be a Hampstead Principal or such other Inside Director as is reasonably acceptable to the Crow/Wyndham Stockholders. The Crow/Wyndham Stockholders (acting with the approval of the holders of a majority of the Shares held by the Crow/Wyndham Stockholders) shall be entitled to nominate all Inside Directors and all Outside Directors other than those that the Hampstead Stockholders have the right to nominate. The Inside Directors and the Outside Directors that the Stockholder Groups are entitled to nominate are sometimes referred to in this Agreement as "Stockholder Nominees."

                  (b) If at any time during the term of this Agreement the relationship between Hampstead's Allocable Percentage and the number of directors constituting the Wyndham Board is such that a Stockholder Group has a number of Stockholder Nominees on the Wyndham Board that exceeds the number to which such Stockholder Group is entitled (whether one or more, an "Excess Nominee"), such Stockholder Group, if requested to do so by the other Stockholder Group, will select the Stockholder Nominee who is to be designated the Excess Nominee and will cause the Excess Nominee to resign from his or her position on the Wyndham Board, and in the event the Excess Nominee fails to resign, the Excess Nominee will be removed as provided in this Agreement.

         3.3. Election of Stockholder Nominees. (a) Each Stockholder will use its best efforts to cause the Stockholder Nominees to be elected in any and all elections of directors of Wyndham held during the term of this Agreement. Notwithstanding any other provision of this Agreement, however, no Stockholder will be required to cause the election of any Stockholder Nominee, or to support the continued service of any Stockholder Nominee, if the Wyndham Board determines in good faith, based as to legal matters on the advice of outside counsel, that the election or continued service of such Stockholder Nominee would be inconsistent with the fiduciary duty owed by the Wyndham Board to all the stockholders of Wyndham, provided, however, that the foregoing shall not detract from the right of the Stockholder Group who nominated such Stockholder Nominee to nominate another Stockholder Nominee for such position. In addition, continued service on the Wyndham Board by Persons who are also officers of Wyndham (an "Officer Nominee") will be conditioned upon such Persons continuing to hold their positions as officers of Wyndham. Any officer who does not continue to hold such office will, in the absence of a resignation by the Officer Nominee, be removed from the Wyndham Board as provided in this Agreement.

                           (b)      Without limiting the generality or effect of
Section 3.3(a), each Stockholder will vote or cause to be voted for the election of the Stockholder Nominees in any and all elections of directors of Wyndham held during the term of this Agreement all Shares that such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote.

                           (c)      Without limiting the generality or effect of
Section 3.3(a), at each meeting of the stockholders of Wyndham held during the term of this Agreement at which the term of office of any Stockholder Nominee (an "Expiring Nominee") expires, each such Expiring Nominee will be nominated for election to another term as a director of Wyndham and will be included in the slate of nominees recommended to stockholders for election as directors of Wyndham in any proxy statement prepared by or on behalf of Wyndham with respect to such meeting unless the election of the nominee would result in such nominee becoming an Excess Nominee, in which case a nominee of the other Stockholder Group shall be nominated and included in such slate; provided that, if the Stockholder Group that nominated any Expiring Nominee so specifies, or any Expiring Nominee declines or is unable to accept the nomination, another individual designated by the Stockholder Group that nominated such Expiring Nominee, in lieu of such Expiring Nominee, will be nominated for election as a director of Wyndham and will be included in the slate of nominees recommended to stockholders for election as directors of Wyndham in any such proxy statement.

         3.4. Vacancies Among Stockholder Nominees. (a) Each Stockholder Nominee will hold his or her office as a director of

Wyndham for such term as is provided in Wyndham's constituent documents or until his or her death, resignation or removal from the Wyndham Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, Wyndham's constituent documents and applicable law. If any Stockholder Nominee ceases to serve as a director of Wyndham for any reason during his or her term (a "Terminating Nominee"), a nominee for the vacancy resulting therefrom will be designated by the Stockholder Group that nominated the Terminating Nominee unless the election of the nominee would result in such nominee becoming an Excess Nominee, in which case the vacancy shall be filled by a nominee of the other Stockholder Group.

                  (b) If a Stockholder Group fails at any time to nominate the maximum number of persons for election to the Board that such Stockholder Group is entitled to nominate pursuant to Section 3.2, each directorship in respect of which such Stockholder Group so failed to make a nomination will remain vacant unless such vacancy results in there being fewer than the minimum number of directors required by law, in which case such vacancy or vacancies will be filled by a person or persons selected by a majority of the directors of Wyndham then in office.

         3.5. Removal of Stockholder Nominees. If (i) an Excess Nominee or an Officer Nominee is to be removed from the Wyndham Board as provided in Section 3.2(b) or 3.3(a) above or (ii) at any time a Stockholder Group shall notify Wyndham in writing of its desire to have removed from the Wyndham Board, with or without cause, any Stockholder Nominee, each of the Stockholders will, if necessary, subject to all applicable requirements of law, use its best efforts to take or cause to be taken all such action as may be required to remove such Stockholder Nominee from the Wyndham Board. Subject to the immediately preceding sentence, no Stockholder will vote or cause to be voted any Shares that such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote for the removal, other than for cause, of any Stockholder Nominee nominated solely by the other Stockholder Group without the prior written consent of such other Stockholder Group (which in the case of the Crow/Wyndham Stockholders shall be by action of the holders of a majority of the Shares held by the Crow/Wyndham Stockholders). The foregoing provisions shall be without prejudice to the right of the stockholders of Wyndham to remove directors for cause as provided by the Delaware General Corporation Law.

         3.6. Committees. Throughout the term of this Agreement, each Stockholder will use its best efforts to cause each committee of the Wyndham Board to consist as nearly as practicable of Stockholder Nominees of each Stockholder Group in the same proportions as the Stockholder Nominees of each Stockholder Group are to be represented on the Wyndham Board as provided in Section
3.2.

         3.7. Chairman of the Board. As long as the Crow Interests own Covered Shares that represent at least 30% of the outstanding Shares, the Chairman of the Board of Wyndham shall be a Person designated by the Crow Interests. In the event the Hampstead Stockholders own Covered Shares that represent at least 30% of the outstanding Shares and the Crow Interests no longer own Covered Shares that represent at least such percentage, the Chairman of the Board shall be a Person designated by Hampstead.

                               IV. MISCELLANEOUS

         4.1. Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") will be in writing and will be given by (a) personal delivery, (b) facsimile transmission, or (c) Federal Express or another nationally recognized overnight courier service, fees prepaid, addressed as follows:

                  If to any Hampstead Stockholder, to:

                  4200 Texas Commerce Tower West
                  2200 Ross Avenue
                  Dallas,  Texas  75201-6799
                  Attn:  Richard M. Fitzpatrick
                  Facsimile (214) 220-4949

                  If to Wyndham or any Crow/Wyndham Stockholder, to:

                  Suite 2300
                  2001 Bryan Street
                  Dallas, Texas  75201
                  Attn:  Carla S. Moreland
                  Facsimile (214) 978-4567

                  and

                  Suite 3200
                  2001 Ross Avenue
                  Dallas, Texas  75201
                  Attn:  Susan T. Groenteman
                  Facsimile (214) 979-6249

Any party hereto may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. A Notice sent in compliance with the provisions of this Section will be deemed given on the date of receipt.

         4.2. Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors and assigns, and will inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors and assigns, provided, however, that this Agreement shall not be binding upon or inure to the benefit of any Transferee in an Exempt Transfer or a Third-Party Sale. Except in connection with any Transfers permitted by Article II, neither this Agreement nor any right or obligation hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         4.3. Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto will impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereunder will not otherwise alter or affect any power, remedy or right of any other party hereto, or the obligations of the party to whom such extension or indulgence is granted.

         4.4. Entire Agreement; Amendments. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative thereto which are not contained herein, including the Buy-Sell Agreement, are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties hereto by, and only by, a written agreement duly executed by each of (i) Wyndham, (ii) the holders of at least 80% of the Shares held by the Crow/Wyndham Stockholders and
(iii) the holders of at least 80% of the Shares held by the Hampstead Stockholders, and any alleged amendment, variation, modification, or change herein which is not so documented will not be effective as to any party hereto.

         4.5. After-Acquired Shares. The provisions of Article II of this Agreement restricting the Transfer of Shares will apply to and include (i) all Shares owned by the Stockholders on the date hereof until they are Transferred in an Exempt Sale or Third-Party Sale and (ii) all voting securities received in respect of Shares that remain subject to clause (i) in connection with any merger or consolidation of Wyndham with or into another entity or any recapitalization or stock split of, or stock dividend on, such Shares, but such provisions will not otherwise apply to Shares or other voting securities acquired by a Stockholder after the date hereof.

         4.6. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute but one and the same agreement.

         4.7. Expenses. Each party hereto will bear its own legal and other expenses incurred in connection with the preparation, execution and performance of this Agreement.

         4.8. Arbitration. (a) Any dispute relating to this Agreement or the performance by the parties of their respective obligations under this Agreement, which is not resolved after the parties' attempt at amicable negotiations, will be finally settled by arbitration. If such a dispute arises, any party hereto may initiate arbitration proceedings by filing a demand for arbitration with the other parties and the Dallas, Texas office of the American Arbitration Association ("AAA").

                  (b) All the arbitration proceedings will be conducted in accordance with the rules of the AAA and will be held in Dallas, Texas. Within a reasonable period of time following the conclusion of such proceedings, the arbitration panel will render a written decision. Decisions of the arbitration panel will be made by a majority of the panel members. The decision rendered by the arbitration panel will be final and binding and be enforceable by appropriate action brought in any state or federal court of competent jurisdiction.

         4.9. Further Assurances. Each of the parties will, at any time, upon the request of another party hereto, take or cause to be taken, all actions and do, or cause to be done, all things (including, without limitation, executing, acknowledging and delivering any additional agreements, instruments and documents) as may be reasonably necessary, proper or advisable in order to consummate or make effective the intentions, purposes and transactions contemplated by this Agreement.

         4.10. Legend. A legend referring to the restrictions imposed by this Agreement may be placed upon any certificate issued to evidence Shares.

         4.11. Termination. This Agreement (a) may be terminated at any time by an instrument duly executed by (i) Wyndham, (ii) the holders of at least 80% of the Shares held by Crow/Wyndham Stockholders and (iii) the holders of at least 80% of the Shares held by Hampstead Stockholders and (b) will terminate without further action upon the earliest of (i) the first date on which the Hampstead Stockholders and the Crow/Wyndham Stockholders (including the Crow Interests) have beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than 37.5%, in the aggregate, of the outstanding Shares of Wyndham, (ii) the Hampstead Stockholders own less than 50% of the number of Shares held by them immediately following the IPO, (iii) the sixth anniversary of the date of this Agreement,
(iv) the occurrence of an Investment Program Cutback, (v) the first date on which the Hampstead Principals, or any of them, do not control the business and affairs of the Hampstead Stockholders, including the voting and disposition of Shares, unless the foregoing occurs by reason of the death of the last of such individuals to control such business and affairs, in which case this Agreement shall not terminate if within 90 days thereafter a replacement satisfactory to the Crow/Wyndham Stockholders is placed in control and such replacement (or a subsequent replacement who is likewise so satisfactory) remains in control at all times thereafter or (vi) any distribution or other Transfer of Shares by the Hampstead Stockholders to direct or indirect owners of equity interests in the Hampstead Stockholders which results in the Shares being held by any Person other than a Hampstead Principal or a Person controlled by a Hampstead Principal.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.





                                            WYNDHAM HOTEL CORPORATION


                                            By: /s/ JAMES D. CARREKER
                                                -------------------------------
                                            Name:  James D. Carreker
                                            Title:  President



                                            STOCKHOLDERS:

                                             /s/ JAMES D. CARREKER
                                            -----------------------------------
                                            James D. Carreker


                                            THE CARREKER DESCENDANTS TRUST


                                            By: /s/ JAMES D. CARREKER
                                                -------------------------------
                                            Name:  James D. Carreker
                                            Title:  Special Trustee



                                              /s/ LESLIE V. BENTLEY
                                            -----------------------------------
                                            Leslie V. Bentley

                                            THE BROOKE ANDREA BENTLEY TRUST


                                            By:  /s/ LESLIE V. BENTLEY
                                                -------------------------------
                                            Name:  Leslie V. Bentley
                                            Title:  Special Trustee


                                            THE KRISTIN MICHELLE SCHAFFNER TRUST


                                            By:  /s/ LESLIE V. BENTLEY
                                                -------------------------------
                                            Name:  Leslie V. Bentley
                                            Title:  Special Trustee


                                            THE LISA SUSANNE BENTLEY TRUST


                                            By:  /s/ LESLIE V. BENTLEY
                                                -------------------------------
                                            Name:  Leslie V. Bentley
                                            Title:  Special Trustee


                                            THE WENDI ELIZABETH SCHAFFNER TRUST


                                            By:  /s/ LESLIE V. BENTLEY
                                                -------------------------------
                                            Name:  Leslie V. Bentley
                                            Title:  Special Trustee




                                             /s/ ANNE L. RAYMOND
                                            -----------------------------------
                                            Anne L. Raymond


                                             /s/ STANLEY M. KOONCE, JR.
                                            -----------------------------------
                                            Stanley M. Koonce, Jr.


                                            /s/ ERIC A. DANZIGER
                                            -----------------------------------
                                            Eric A. Danziger

                                            WYNDHAM EMPLOYEES LTD.

                                            By:   Wyndham Hotel Management
                                                  Corporation, General Partner


                                                 By: /s/ JAMES D. CARREKER
                                                    --------------------------
                                                 Name:  James D. Carreker
                                                 Title:  President



                                            WYNDHAM HOTEL MANAGEMENT CORPORATION

                                                 By: /s/ JAMES D. CARREKER
                                                    --------------------------
                                                 Name:  James D. Carreker
                                                 Title:  President



                                             /s/ TRAMMELL S. CROW
                                            -----------------------------------
                                            Trammell S. Crow



                                            CF SECURITIES, L.P.

                                            By:  Mill Spring Holdings, Inc.,
                                                 General Partner


                                                 By: /s/ SUSAN T. GROENTEMAN
                                                    ---------------------------
                                                 Name: Susan T. Groenteman
                                                      -------------------------
                                                 Title: Vice President
                                                       ------------------------

                                      WYNOPT INVESTMENT PARTNERSHIP
                                      LEVEL II, L.P.

                                      By:   Hampstead GenPar, L.P., General
                                            Partner

                                            By:  HH GenPar Partners, General
                                                 Partner

                                            By:  Hampstead Associates, Inc.,
                                                 General Partner


                                            By: /s/ DANIEL A. DECKER
                                               -------------------------------
                                            Name: Daniel A. Decker
                                                 -----------------------------
                                            Title: Authorized Officer
                                                  ----------------------------

                                      WYNOPT INVESTMENT PARTNERSHIP, L.P.

                                      By:   Wynopt Investment GenPar, Inc.,
                                            General Partner

                                            By: /s/ DANIEL A. DECKER
                                               -------------------------------
                                            Name: Daniel A. Decker
                                                 -----------------------------
                                            Title: Authorized Officer
                                                  ----------------------------


                                       /s/ SUSAN T. GROENTEMAN
                                      ----------------------------------------
                                      Susan T. Groenteman